Exhibit 13.14

SongVest | Justin Bieber's - Rockin' Around the Christmas Tree 6/27/24, 10:04 AM https://secure.songvest.com/productview/257/Justin%20Bieber's%20-%20Rockin'%20Around%20the%20Christmas%20Tree Page 1 of 4 Live Investments Fan Investor Benefits Selling Royalties About Us Search Login / Register Own a piece of Justin Biebers hit song “Rockin’ Under the Christmas Tree”. This is a producers share paid by Universal bi-annually. Background Make sure you've signed up to receive notice when these SongShares are available to purchase. Closed on

SongVest | Justin Bieber's - Rockin' Around the Christmas Tree 6/27/24, 10:04 AM https://secure.songvest.com/productview/257/Justin%20Bieber's%20-%20Rockin'%20Around%20the%20Christmas%20Tree Page 2 of 4 “Rockin' Around The Christmas Tree” is a song by Justin Bieber, cover of Brenda Lee's song, originally released exclusively on Amazon Music. Since October 29, 2021, it is available on all streaming platforms. “Rockin’ Around the Christmas Tree” has always been one of my favorite songs to celebrate the holidays, and I’m excited to team up with Amazon Music to share my own version, with my fans,” said Justin Bieber. “I’m so thankful to be able to spend the season with loved ones, and to also use this opportunity to give back to LIFT, Inner-City Arts and Alexandria House: three incredible organizations that I’ve supported in the past. I hope my fans join me in reaching out to the communities and organizations they care about, to help spread joy to those who need it most. Justinbieber.fandom.com Financials While this song was released in 2021, royalties have only been paid through the first half of 2023. We can see that the royalties are basically flat year to year with the major income coming during Christmas of course. Because this song is seasonal it will not have the same bell curve of a new song that peaks and then see substantial downward trend over time. While this song can still decline, just keep in mind that a seasonal song does have a different trend line. Because the song was originally released exclusively through Amazon, the majority of its income is coming from that platform. Detailed Data HERE Track Details

SongVest | Justin Bieber's - Rockin' Around the Christmas Tree 6/27/24, 10:04 AM https://secure.songvest.com/productview/257/Justin%20Bieber's%20-%20Rockin'%20Around%20the%20Christmas%20Tree Page 3 of 4 © 2024 by RoyaltyTraders LLC dba SongVest Music Creators/Sell Royalties - Current Auctions - About Us - News - FAQs Terms of Use - Privacy Policy - Offering Circular This offering is made in reliance on Regulation A under the Securities Act of 1933. The securities offered are speculative, illiquid, and an investor could lose the entire investment. Investors should read the relevant Offering Circular and consider the risks disclosed therein before investing. SongVest is a startup and is operating at a loss. ROYALTYTRADERS LLC (DBA SONGVEST) IS TESTING THE WATERS UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. https://www.songvest.com/offering Justin Bieber - Rockin' Around The … Rockin' Around The Christmas Tree Justin Bieber 2020-11-12 Justin Bieber Artist 4.8M Streams 234.3K Views 1.5M Streams

SongVest | Justin Bieber's - Rockin' Around the Christmas Tree 6/27/24, 10:04 AM https://secure.songvest.com/productview/257/Justin%20Bieber's%20-%20Rockin'%20Around%20the%20Christmas%20Tree Page 4 of 4 SongVest is offering securities through the use of an Offering Statement that the Securities and Exchange Commission ("SEC") has qualified under Tier II of Regulation A. While the SEC staff reviews certain forms and filings for compliance with disclosure obligations, the SEC does not evaluate the merits of any offering, nor does it determine if any securities offered are “good” investments. Dalmore Group LLC (“Dalmore”) is registered with the Securities and Exchange Commission (“SEC”) as a broker-dealer, member of Financial Industry Regulatory Authority, Inc. (“FINRA”) and Securities Investor Protection Corporation (“SIPC”) and is the broker-dealer of record on this issuer direct offering. This profile may contain forward-looking statements and information relating to, among other things, the company, its business plan and strategy, and its markets or industry. These statements reflect management’s current views regarding future events based on available information and are subject to risks and uncertainties that could cause the company’s actual results to differ materially. Investors are cautioned not to place undue reliance on these forward-looking statements as they are meant for illustrative purposes, and they do not represent guarantees of future results, levels of activity, performance, or achievements, all of which cannot be made. Moreover, although management believes that the expectations reflected in the forward-looking statements are reasonable, neither RoyaltyTraders LLC dba SongVest nor anyone acting on its behalf can give any assurance that such expectations will prove to have been correct nor do they have a duty to update any such statements to conform them to actual results. By accessing this site and any pages on this site, you agree to be bound by our Terms of Use and Privacy Policy, as may be amended from time to time without notice or liability. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. REGULATION A OFFERINGS ARE SPECULATIVE, ILLIQUID, AND INVOLVE A HIGH DEGREE OF RISK, INCLUDING THE POSSIBLE LOSS OF YOUR ENTIRE INVESTMENT. Read the Offering Circular before you invest. https://www.songvest.com/offering